SIXTH AMENDMENT TO FOURTH AMENDED AND RESTATED AGREEMENT

OF LIMITED PARTNERSHIP OF FOAMEX L.P.

Dated as of December 28, 2006

By and between

FMXI, Inc.

and

FOAMEX INTERNATIONAL INC.

SIXTH AMENDMENT TO FOURTH AMENDED AND

RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF FOAMEX L.P.

THIS SIXTH AMENDMENT (the “Amendment”) is made as of December 28, 2006, by and between FMXI, Inc., Delaware corporation (“the “GP”), and Foamex International Inc., a Delaware corporation (“FII”), and amends the Fourth Amended and Restated Agreement of Limited Partnership of Foamex L.P., dated as of December 14, 1993, as amended on June 28, 1994, June 12, 1997, December 23, 1997, February 27, 1998 and March 25, 2002 (the “Fourth Partnership Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Fourth Partnership Agreement.

W I T N E S S E T H:

WHEREAS, GP intends to convert from a Delaware corporation to a Delaware limited liability company effective as of December 31, 2006 (the “Conversion”).

NOWTHEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms hereof, the parties hereto, intending to be legally bound, amend the Fourth Partnership Agreement as follows:

1.      Any reference to FMXI in the Fourth Partnership Agreement is hereby a reference to FMXI, LLC effective upon the Conversion.

2.            Effect of Amendment. Except as set forth in this Amendment, all terms of the Fourth Partnership Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

FMXI, Inc.

as Managing General Partner

By:	/s/ George L. Karpinski
Name:	George L. Karpinski
Title:	Vice President

FOAMEX INTERNATIONAL INC.

as Limited Partner

By:	/s/ George L. Karpinski
Name:	George L. Karpinski
Title:	Senior Vice President